Exhibit 99.1

Blue Owl Capital Corporation Reports Second Quarter Net Investment Income Per Share of $0.48 and

NAV Per Share of $15.26

NEW YORK — August 9, 2023 — Blue Owl Capital Corporation (NYSE: OBDC, or the “Company” and formerly known as Owl Rock Capital Corporation) today announced financial results for its second quarter ended June 30, 2023.

SECOND QUARTER 2023 HIGHLIGHTS

•	Second quarter net investment income (“NII”) of $0.48 per share, which represents the second consecutive quarter of record NII for the Company

•	In addition, the Board declared a second quarter supplemental dividend of $0.07 per share

•	Total dividends for the second quarter were $0.40 per share, which represents a 30% increase from the same period a year ago

•	Delivered NII ROE[1] of 12.6% in the second quarter, up from 8.6% the prior year

•	Net asset value per share increased to $15.26 compared to $15.15 as of March 31, 2023

Craig W. Packer, Chief Executive Officer of Blue Owl Capital Corporation commented, “OBDC achieved record net investment income for the second straight quarter and continues to deliver strong credit performance. Looking ahead, we believe the Company can generate an ROE in excess of 12% for 2023 based on our current outlook for rates and credit performance.”

Dividend Declarations

The Company’s Board of Directors has declared a third quarter 2023 dividend of $0.33 per share for stockholders of record as of September 29, 2023, payable on or before October 13, 2023 and a second quarter 2023 supplemental dividend of $0.07 per share for stockholders of record as of August 31, 2023, payable on or before September 15, 2023.

Stock Repurchases

On November 1, 2022, the Board approved the 2022 Repurchase Program under which the Company may repurchase up to $150 million of the Company’s common stock. In addition, in the fourth quarter 2022, certain affiliates and employees of Blue Owl participated in an investment vehicle to purchase up to $25 million of OBDC common stock. As of June 30, 2023, the near-term target of $75 million of OBDC common stock was purchased, of which $50 million was bought by OBDC. The Company purchased 4.1 million shares at an average price of $12.22 per share, which was accretive to net asset value by approximately $0.03 per share.

PORTFOLIO AND INVESTING ACTIVITY

For the three months ended June 30, 2023, new investment commitments totaled $183.0 million across five new portfolio companies and six existing portfolio companies. This compares to $175.1 million for the three months ended March 31, 2023 across three new portfolio companies and eight existing portfolio companies.

For the three months ended June 30, 2023, the principal amount of new investments funded was $169.6 million. For this period, the Company had $566.2 million aggregate principal amount in sales and repayments.

For the three months ended March 31, 2023, the principal amount of new investments funded was $94.3 million. For this period, the Company had $76.1 million aggregate principal amount in sales and repayments.

As of June 30, 2023 and March 31, 2023, the Company had investments in 187 portfolio companies with an aggregate fair value of $12.9 billion and $13.2 billion, respectively. As of June 30, 2023, the average investment size in each portfolio company was $68.9 million based on fair value.

As of June 30, 2023, based on fair value, our portfolio consisted of 69.1% first lien senior secured debt investments, 14.1% second lien senior secured debt investments, 2.1% unsecured debt investments, 2.8% joint ventures2, 3.1% preferred equity investments, and 8.8% common equity investments.

As of March 31, 2023, based on fair value, our portfolio consisted of 70.5% first lien senior secured debt investments, 14.1% second lien senior secured debt investments, 2.0% unsecured debt investments, 2.4% joint ventures2, 3.0% preferred equity investments, and 8.0% common equity investments.

As of June 30, 2023 and March 31, 2023, approximately 83.2% and 84.6% of the portfolio was invested in secured debt, respectively. As of June 30, 2023, 98.1% of our debt investments based on fair value in our portfolio were at floating rates.

(1)	NII ROE is calculated as annualized Q2’23 net investment income divided by average Q2’23 and Q1’23 net asset value.
(2)	Presented as investment funds and vehicles in previous quarters.

As of June 30, 2023 and March 31, 2023, the weighted average total yield of accruing debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 12.2% and 12.0%, respectively, and the weighted average total yield of accruing debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 12.2% and 12.0%, respectively.

As of June 30, 2023, three portfolio companies with an aggregate fair value of $99.0 million were on non-accrual status, representing 0.9% of the total fair value of the debt portfolio.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED JUNE 30, 2023

Investment Income

Investment income increased to $394.2 million for the three months ended June 30, 2023 from $377.6 million for the three months ended March 31, 2023, primarily due to an increase in our portfolio’s weighted average yield from 11.5% as of March 31, 2023 to 11.7% as of June 30, 2023, partially offset by a decrease in our debt portfolio at par from $11.7 billion as of March 31, 2023 to $11.3 billion as of June 30, 2023. Included in investment income is dividend income which decreased slightly to $38.4 million as of June 30, 2023 from $39.8 million as of March 31, 2023. Also included in investment income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns. Income generated from these fees increased to $4.3 million as of June 30, 2023 from $0.7 million as of March 31, 2023. Other income increased to $7.4 million as of June 30, 2023 from $3.4 million as of March 31, 2023. This is due to an increase in incremental fee income, which are fees that are generally available as a result of closing investments and normally paid at the time of closing. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.

Expenses

Total expenses, excluding taxes, increased to $205.2 million for the three months ended June 30, 2023 from $196.4 million for the three months ended March 31, 2023, primarily due to an increase in interest expense and incentive fees. The increase in interest expense was primarily driven by an increase in the average interest rate. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period over period.

Liquidity and Capital Resources

As of June 30, 2023, we had $368 million in cash and restricted cash, $7.2 billion in total principal value of debt outstanding, and $1.5 billion of undrawn capacity on our credit facilities. The Company’s weighted average interest rate on debt outstanding was 5.4% and 5.2% for the three months ended June 30, 2023 and March 31, 2023, respectively. Ending net debt to equity was 1.14x and 1.21x as of June 30, 2023 and March 31, 2023, respectively.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:

The conference call will be broadcast live on August 10, 2023 at 10:00 a.m. Eastern Time on the Events section of OBDC’s website at www.BlueOwlCapitalCorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: (877) 737-7048

•	International: +1 (201) 689-8523

All callers will need to reference “Blue Owl Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the Events section of OBDC’s website, and via the dial-in numbers listed below:

•	Domestic: (877) 660-6853

•	International: +1 (201) 612-7415

•	Conference ID: 13739247

FINANCIAL HIGHLIGHTS

	For the three months ended
($ in thousands, except per share amounts)	June 30, 2023	March 31, 2023	June 30, 2022
Investments at Fair Value	$12,892,943	$13,157,251	$12,648,126
Total Assets	$13,393,278	$13,679,100	$13,088,383
Net Asset Value Per Share	$15.26	$15.15	$14.48

Investment Income	$394,223	$377,622	$273,286
Net Investment Income	$186,676	$177,859	$125,124
Net Income	$195,562	$201,842	$(34,946)

Net Investment Income Per Share	$0.48	$0.45	$0.32
Net Realized and Unrealized Gains (and Losses) Per Share	$0.02	$0.07	$(0.41)
Net Income Per Share	$0.50	$0.52	$(0.09)
Distributions Declared from Net Investment Income Per Share	$0.33	$0.33	$0.31
Supplemental Distributions Declared from Net Investment Income Per Share	$0.07	$0.06	$—
Weighted Average Yield of Accruing Debt and Income Producing Securities at Fair Value	12.2%	12.0%	8.9%
Weighted Average Yield of Accruing Debt and Income Producing Securities at Amortized Cost	12.2%	12.0%	8.8%
Percentage of Debt Investment Commitments at Floating Rates	98.1%	98.2%	98.8%

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(Amounts in thousands, except share and per share amounts)

	June 30, 2023 (Unaudited)	December 31, 2022
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $11,584,680 and $12,133,062, respectively)	$11,550,563	$12,010,369
Non-controlled, affiliated investments (amortized cost of $19,680 and $6,224, respectively)	19,626	6,175
Controlled, affiliated investments (amortized cost of $1,219,611, and $906,846, respectively)	1,322,754	993,801

Total investments at fair value (amortized cost of $12,823,971 and $13,046,132, respectively)	12,892,943	13,010,345
Cash (restricted cash of $92,975 and $96,420, respectively)	366,208	444,278
Foreign cash (cost of $1,675 and $809, respectively)	1,687	809
Interest receivable	107,767	108,085
Receivable from a controlled affiliate	19,302	17,709
Prepaid expenses and other assets	5,371	3,627

Total Assets	$13,393,278	$13,584,853

Liabilities
Debt (net of unamortized debt issuance costs of $85,969 and $95,647, respectively)	$7,027,176	$7,281,744
Distribution payable	128,612	129,517
Management fee payable	48,023	47,583
Incentive fee payable	39,598	34,462
Payables to affiliates	6,494	6,351
Accrued expenses and other liabilities	194,411	202,793

Total Liabilities	7,444,314	7,702,450

Commitments and contingencies (Note 7)
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 389,732,875 and 392,476,687 shares issued and outstanding, respectively	3,897	3,925
Additional paid-in-capital	5,936,644	5,970,674
Accumulated undistributed (overdistributed) earnings	8,423	(92,196)

Total Net Assets	5,948,964	5,882,403

Total Liabilities and Net Assets	$13,393,278	$13,584,853

Net Asset Value Per Share	$15.26	14.99

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$297,992	$206,103	$586,670	$414,704
Payment-in-kind interest income	44,803	26,748	87,858	49,159
Dividend income	17,607	9,685	35,440	21,413
Other income	7,243	5,538	10,207	9,386

Total investment income from non-controlled, non-affiliated investments	367,645	248,074	720,175	494,662

Investment income from non-controlled, affiliated investments:
Dividend income	177	—	177	—

Total investment income from non-controlled, affiliated investments:	177	—	177	—

Investment income from controlled, affiliated investments:
Interest income	5,553	1,854	8,227	3,627
Dividend income	20,662	23,195	42,688	38,833
Other Income	186	163	578	325

Total investment income from controlled, affiliated investments	26,401	25,212	51,493	42,785

Total Investment Income	394,223	273,286	771,845	537,447

Expenses
Interest expense	110,017	67,347	213,972	128,726
Management fees	48,024	46,873	96,116	94,286
Performance based incentive fees	39,598	26,541	77,326	52,495
Professional fees	4,131	3,406	7,804	7,235
Directors’ fees	257	266	515	556
Other general and administrative	3,140	2,143	5,811	4,276

Total Operating Expenses	205,167	146,576	401,544	287,574

Net Investment Income (Loss) Before Taxes	189,056	126,710	370,301	249,873

Income tax expense (benefit), including excise tax expense (benefit)	2,380	1,586	5,765	2,394

Net Investment Income (Loss) After Taxes	$186,676	$125,124	$364,536	$247,479

Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$3,869	$(152,965)	$69,292	$(222,913)
Non-controlled, affiliated investments	(4)	—	(5)	—
Controlled, affiliated investments	6,127	(3,636)	16,381	(15,394)
Translation of assets and liabilities in foreign currencies	1,360	(3,221)	2,570	(3,702)
Income tax (provision) benefit	(2,415)	—	(2,696)	—

Total Net Change in Unrealized Gain (Loss)	8,937	(159,822)	85,542	(242,009)

Net realized gain (loss):
Non-controlled, non-affiliated investments	118	(51)	(52,365)	4,651
Foreign currency transactions	(169)	(197)	(308)	(1,082)

Total Net Realized Gain (Loss)	(51)	(248)	(52,673)	3,569

Total Net Realized and Change in Unrealized Gain (Loss)	8,886	(160,070)	32,869	(238,440)

Net Increase (Decrease) in Net Assets Resulting from Operations	$195,562	$(34,946)	$397,405	$9,039
Earnings Per Share - Basic and Diluted	$0.50	$(0.09)	$1.02	$0.02

Weighted Average Shares Outstanding - Basic and Diluted	389,930,979	394,184,560	390,487,912	394,246,724

PORTFOLIO AND INVESTMENT ACTIVITY

	For the Three Months Ended June 30,
($ in thousands)	2023	2022
New investment commitments
Gross originations	$182,955	$824,641
Less: Sell downs	—	(221,256)

Total new investment commitments	$182,955	$603,385

Principal amount of investments funded:
First-lien senior secured debt investments	$110,178	$242,916
Second-lien senior secured debt investments	—	883
Unsecured debt investments	—	20,462
Preferred equity investments	—	42,665
Common equity investments	16,535	15,120
Joint ventures(1)	42,875	19,250

Total principal amount of investments funded	$169,588	$341,296

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(528,569)	$(488,251)
Second-lien senior secured debt investments	(35,850)	—
Unsecured debt investments	—	—
Preferred equity investments	(1,589)	—
Common equity investments	(195)	—
Joint ventures(1)	—	—

Total principal amount of investments sold or repaid	$(566,203)	$(488,251)

Number of new investment commitments in new portfolio companies(2)	5	16
Average new investment commitment amount	$23,800	$15,432
Weighted average term for new debt investment commitments (in years)	3.7	5.9
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	—%	—%
Weighted average interest rate of new debt investment commitments(3)	11.9%	9.5%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	6.6%	7.2%

(1)	Presented as investment funds and vehicles in previous quarters.
(2)	Number of new investment commitments represents commitments to a particular portfolio company.
(3)

For the three months ended June 30, 2023, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 5.27% as of June 30, 2023. For the three months ended June 30, 2022, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 2.12% as of June 30, 2022.

PORTFOLIO AND INVESTMENT ACTIVITY

ABOUT BLUE OWL CAPITAL CORPORATION

Blue Owl Capital Corporation (NYSE: OBDC) is a specialty finance company focused on lending to U.S. middle-market companies. As of June 30, 2023, OBDC had investments in 187 portfolio companies with an aggregate fair value of $12.9 billion. OBDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDC is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and is a part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDC makes them. OBDC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

Dana Sclafani

212-419-3000

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com